EXHIBIT 23.4

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statements on Form S-1/A (File No.333-287044 of our report dated June 6, 2025, relating to the financial statements of Battery Future Acquisition Corp. as of and for the year ended December 31, 2024 and 2023.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

June 6, 2025

179 N. Gibson Rd., Henderson, NV 89014 • 702.703.5979 • www.bushandassociatescpas.com